EXHIBIT 10.1

AUXILIO, INC.
AMENDMENT TO 2011 STOCK INCENTIVE PLAN

This Amendment to the 2011 Stock Incentive Plan (the “Plan”) of Auxilio, Inc., a Nevada corporation (the “Company”), is made effective as of August 4, 2011.

WHEREAS, the Plan was established and adopted by the Board of Directors of the Company (the “Board”) on March 17, 2011 and approved by the shareholders of the Company on May 19, 2011;

WHEREAS, the Company has previous established and adopted a 2001 Stock Option Plan, 2003 Stock Plan, 2004 Stock Option Plan and 2007 Stock Option Plan, as amended (collectively, the “Predecessor Plans”);

WHEREAS, an aggregate of 5,182,402 shares are, as of the date of this Amendment, subject to outstanding stock options under the Predecessor Plans (the “Outstanding Predecessor Plan Options”); and

WHEREAS, pursuant to Section 10.1 of the Plan, on August 4, 2011, the Board of Directors approved an amendment to the Plan to provide that the Outstanding Predecessor Plan Options shall be rolled into the Plan in connection with the termination of the Predecessor Plans.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.25 of the Plan is amended to read in full as follows:

“2.25           Option.  “Option” means any option to purchase Common Stock granted pursuant to Article 5 hereof or “rolled into” the Plan pursuant to Section 12.6 of the Plan.”

2.           A new Section 2.31 of the Plan shall be added and shall read as follows:

“2.31           Predecessor Plans. “Predecessor Plans” means, collectively, the Company’s 2001 Stock Option Plan, 2003 Stock Plan, 2004 Stock Option Plan and 2007 Stock Option Plan, as amended.”

3.           Previous Sections 2.31 through 2.41 of the Plan shall be renumbered accordingly to reflect the insertion of new Section 2.31.

4.           Section 4.1 of the Plan is hereby amended and restated to read in its entirety as follows:

"4.1            Shares Subject to the Plan.  As of the Effective Date, there are 5,970,000 total shares of Common Stock that may be issued pursuant to Awards granted under the Plan.  Of this total, 5,970,000 are available for issuance pursuant to Incentive Options.  Such authorized shares are comprised of 787,598 shares available for issuance under the 2007 Stock Option Plan, as amended (but not currently subject to any Outstanding Predecessor Plan Options thereunder), plus 5,182,402 shares subject to the Outstanding Predecessor Plan Options.  For purposes of this Section 4.1, in the event that (a) all or any portion of any Award (including any incorporated Outstanding Predecessor Plan Option) granted or offered under the Plan can no longer under any circumstances be exercised or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Award Agreement (including any incorporated Outstanding Predecessor Plan Option), the shares of Common Stock allocable to the unexercised portion of such Award, or the shares so reacquired, shall again be available for grant or issuance under the Plan.”

5.	A new Section 12.6 of the Plan shall be added and shall read as follows:

"12.6          Predecessor Plan Option Agreements.  The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after August 4, 2011.  All options outstanding under the Predecessor Plans as of such date shall be as of such date “rolled into” and incorporated into the Plan and treated as outstanding options under the Plan.  However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option.  No provision of the Plan shall be deemed to adversely affect or otherwise diminish the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock which may exist under the terms of the Predecessor Plan under which such incorporated option was issued.  Subject to the rights of the optionee under the incorporated option documents and Predecessor Plan, the discretion delegated to the Administrator hereunder may be exercised with respect to incorporated options to the same extent as it is exercisable with respect to options originally granted under this Plan.”

Unless otherwise amended as set forth herein, the terms and provisions of the Plan remain in full force and effect.